Exhibit 3.1

Execution Version

CERTIFICATE OF DESIGNATIONS OF

7.00% SERIES B MANDATORY CONVERTIBLE PREFERRED STOCK,

WITHOUT PAR VALUE,

OF

GREAT PLAINS ENERGY INCORPORATED

Pursuant to Section 351.180 of the General and Business Corporation Law of Missouri

Great Plains Energy Incorporated, a Missouri corporation (the “Corporation”), hereby certifies that, pursuant to the provisions of Section 351.180 of the General and Business Corporation Law of the Missouri, (a) on August 1, 2016, the Board of Directors of the Corporation (the “Board of Directors”), pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, as amended, (as such may be amended, modified or restated from time to time, the “Charter”), appointed a special committee (the “Special Committee”) and authorized the Special Committee to determine the voting powers, designations, preferences, rights and qualifications, limitations or restrictions and all other terms of the issuance of a series of Preference Stock of the Company, without par value; and (b) on September 27, 2016, the Special Committee adopted the resolution set forth immediately below, which resolution is now, and at all times since its date of adoption, has been in full force and effect:

RESOLVED, that pursuant to the provisions of the Charter (which authorizes 11,000,000 shares of Preference Stock, without par value (the “Preference Stock”)), and the authority vested in the Board of Directors, a series of Preference Stock be, and it hereby is, created, and that the designations, powers, preferences and relative, participating optional, conversion and other rights, and the qualifications, limitations and restrictions thereof, are as set forth in the Charter and this Certificate of Designations, as it may be amended from time to time (the “Certificate of Designations”) as follows:

SECTION 1.    Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preference Stock of the Corporation a series of Preference Stock designated as the “7.00% Series B Mandatory Convertible Preferred Stock” (the “Mandatory Convertible Preferred Stock”). The number of shares constituting such series shall be 862,500. Such number of shares may be decreased by resolution of the Board of Directors, subject to the terms and conditions hereof and the requirements of applicable law; provided that no decrease shall reduce the number of shares of Mandatory Convertible Preferred Stock to a number less than the number of such shares then outstanding. Each share of Mandatory Convertible Preferred Stock shall be identical in all respects to every other share of Mandatory Convertible Preferred Stock.

SECTION 2.    Definitions. The terms defined in this Certificate of Designations include the plural as well as the singular. The following terms, where used in this Certificate of Designations, have the following meanings:

“Accumulated Dividend Amount” shall have the meaning set forth in Section 7(d)(ii).

“Acquisition Termination Conversion Rate” shall have the meaning set forth in Section 13(a).

“Acquisition Termination Dividend Amount” shall have the meaning set forth in Section 13(a).

Acquisition Termination Event” shall have the meaning set forth in Section 13(a).

“Acquisition Termination Make-whole Amount” shall have the meaning set forth in Section 13(a).

“Acquisition Termination Market Value” shall have the meaning set forth in Section 13(c).

“Acquisition Termination Redemption” means a redemption of the Mandatory Convertible Preferred Stock in accordance with the provisions of Section 13.

“Acquisition Termination Redemption Date” shall have the meaning set forth in Section 13(c).

“Acquisition Termination Share Price” shall have the meaning set forth in Section 13(a).

“Additional Conversion Amount” shall have the meaning set forth in Section 5(c).

“ADRs” shall have the meaning set forth in Section 11(e).

“Applicable Market Value” (i) of the Common Stock means the Average VWAP per share of Common Stock for the Final Averaging Period and (ii) with respect to any common stock or ADRs included in the Exchange Property that are traded on a U.S. national securities exchange as described in Section 11(e) shall be determined as provided in the preceding clause (i) as though a share of such common stock or a single ADR were a share of Common Stock.

“Average VWAP” means, for any period, the arithmetic average of the VWAP for each Trading Day in such period.

“Board of Directors” means the board of directors of the Corporation or, with respect to any action to be taken by such board, any committee of such board duly authorized to take such action.

“Business Day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

“Certificate of Designations” shall have the meaning set forth in the recitals.

“Charter” shall have the meaning set forth in the recitals.

“Clause A Distribution” shall have the meaning set forth in Section 11(a)(iii).

“Clause B Distribution” shall have the meaning set forth in Section 11(a)(iii).

“Clause C Distribution” shall have the meaning set forth in Section 11(a)(iii).

“Common Equity” of any corporation means the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such corporation.

“Common Stock” means the common stock, without par value, of the Corporation.

“Conversion and Dividend Disbursing Agent” shall initially mean Computershare Trust Company, N.A., the Corporation’s duly appointed conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock, and any successor appointed under Section 20.

“Conversion Date” shall have the meaning set forth in Section 8(a).

“Conversion Rate” shall be, per share of Mandatory Convertible Preferred Stock on the Mandatory Conversion Date (excluding shares of Common Stock, if any, issued in respect of accumulated and unpaid dividends pursuant to Section 5(c)), as follows, subject to adjustment pursuant to Section 11:

(i)    if the Applicable Market Value of the Common Stock is equal to or greater than the Threshold Appreciation Price, the Conversion Rate shall be 31.5060 shares of Common Stock per share of Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate”);

(ii)    if the Applicable Market Value of the Common Stock is less than the Threshold Appreciation Price but greater than the Initial Price, the Conversion Rate shall be $1,000 divided by the Applicable Market Value of the Common Stock, rounded to the nearest ten-thousandth of a share; or

(iii)    if the Applicable Market Value of the Common Stock is less than or equal to the Initial Price, the Conversion Rate shall be 37.8080 shares of Common Stock per share of Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate”).

“Corporation” shall have the meaning set forth in the recitals.

“Depositary Shares” means the depositary shares each representing a 1/20th fractional interest in a share of Mandatory Convertible Preferred Stock.

“Dividend Payment Average Price” shall have the meaning set forth in Section 4(c).

“Dividend Payment Date” means March 15, June 15, September 15 and December 15 of each year, commencing on, and including, December 15, 2016 and ending on, and including, the Mandatory Conversion Date; provided that if a Dividend Payment Date falls on any day other than a Business Day, declared dividends for such Dividend Payment Date will be payable on the first Business Day immediately following such Dividend Payment Date.

“Dividend Period” means the period commencing on, and including, a Dividend Payment Date (or if no Dividend Payment Date has occurred, commencing on, and including, the Issue Date), and ending on, and including, the day immediately preceding the next succeeding Dividend Payment Date.

“DTC” means The Depository Trust Company.

“Effective Date” means the date upon which a Fundamental Change becomes effective.

“Event of Non-payment” shall have the meaning set forth in Section 15(b).

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question from the Corporation or, if applicable, from the seller of such Common Stock (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Property” shall have the meaning set forth in Section 11(e).

“Expiration Date” shall have the meaning set forth in Section 11(a)(v).

“Expiration Time” shall have the meaning set forth in Section 11(a)(v).

“Final Averaging Period” means the 20 consecutive Trading Day period commencing on, and including, the 22nd Scheduled Trading Day prior to September 15, 2019.

“Five-Day Average VWAP” (i) with respect to the Common Stock shall mean the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the applicable Effective Date and (ii) with respect to any common stock or ADRs included in the Exchange Property that are traded on a U.S. national securities exchange as described in Section 11(e) shall be determined as provided in the preceding clause (i) as though a share of such common stock or a single ADR were a share of Common Stock, subject to Section 11(c)(i).

“Fixed Conversion Rates” means, collectively, the Maximum Conversion Rate and the Minimum Conversion Rate.

“Floor Price” shall have the meaning set forth in Section 4(d).

“Fundamental Change” shall be deemed to have occurred if any of the following occurs:

(i)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Corporation, any of the Corporation’s Subsidiaries or any of the Corporation’s or the Corporation’s Subsidiaries’ employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Stock representing more than 50% of the voting power of the Corporation’s Common Equity;

(ii)    the consummation of (a) any recapitalization, reclassification or change of the Common Stock (other than a change only in par value, from par value to no par value or from no par value to par value, or changes resulting from a subdivision or combination of Common Stock) as a result of which the Common Stock would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets; (b) any share exchange, consolidation or merger of the Corporation pursuant to which the Common Stock will be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets; or (c) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries taken as a whole, to any Person other than one of the Corporation’s Wholly-owned Subsidiaries;

(iii)    stockholders approve any plan or proposal for the liquidation or dissolution of the Corporation; or

(iv)    the Common Stock (or, following a Reorganization Event, any common stock, depositary receipts or other securities representing common equity interests into which the Mandatory Convertible Preferred Stock becomes convertible in connection with such Reorganization Event) ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (i) or (ii) above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the Corporation’s common stockholders (excluding cash payments for fractional shares or pursuant to dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common stock that are listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or will be so listed when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions the Mandatory Convertible Preferred Stock becomes convertible into such consideration, excluding cash payments for fractional shares or pursuant to dissenters’ appraisal rights.

“Fundamental Change Conversion” shall have the meaning set forth in Section 7(a)(i).

“Fundamental Change Conversion Date” shall have the meaning set forth in Section 7(a)(i).

“Fundamental Change Conversion Period” shall have the meaning set forth in Section 7(a)(i).

“Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, a number of shares of Common Stock (or, if applicable, Units of Exchange Property) determined using the table below based on the applicable Effective Date and Stock Price paid (or deemed paid) per share of Common Stock in such Fundamental Change, as set forth in the following table:

	Stock Price
Effective Date	$5.00	$15.00	$20.00	$26.45	$29.00	$31.74	$35.00	$40.00	$50.00	$60.00	$75.00	$100.00
October 3, 2016	16.5440	30.4840	31.7220	30.5020	30.8820	30.4580	30.0640	29.7240	29.6580	29.8460	30.1140	30.4040
September 15, 2017	22.1420	32.4420	33.3720	32.5380	31.8980	31.2600	30.6820	30.2180	30.1220	30.2820	30.4920	30.7060
September 15, 2018	29.8780	35.1000	35.6140	34.2780	33.2100	32.1640	31.3220	30.8080	30.7800	30.8840	30.9920	31.1020
September 15, 2019	37.8080	37.8080	37.8080	37.8080	34.4820	31.5060	31.5060	31.5060	31.5060	31.5060	31.5060	31.5060

The exact Stock Price and Effective Date may not be set forth in the table, in which case:

(i)    if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the Fundamental Change Conversion Rate shall be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Stock Price amounts and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)    if the Stock Price is greater than $100.00 per share (subject to adjustment at the same time and in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to the immediately succeeding paragraph), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate, subject to adjustment pursuant to Section 11; and

(iii)    if the Stock Price is less than $5.00 per share (subject to adjustment at the same time and in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to the immediately succeeding paragraph), then the Fundamental Change Conversion Rate shall be the Maximum Conversion Rate, subject to adjustment pursuant to Section 11.

The Stock Prices set forth in the first row of the table (i.e., the column headers) shall be adjusted as of any date on which the Fixed Conversion Rates are adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the Fundamental Change Conversion Rates in the table shall be subject to adjustment at the same time and in the same manner as each Fixed Conversion Rate pursuant to Section 11.

“Fundamental Change Dividend Make-whole Amount” shall have the meaning set forth in Section 7(d)(i)(A).

“Fundamental Change Holder Conversion Date” shall have the meaning set forth in Section 8(c).

“Holder” means the Person in whose name shares of Mandatory Convertible Preferred Stock are registered.

“Initial Dividend Threshold” shall have the meaning set forth in Section 11(a)(iv).

“Initial Price” means $1,000, divided by the Maximum Conversion Rate, which quotient is initially equal to approximately $26.45.

“Issue Date” shall mean October 3, 2016, which is the first original issue date of the Mandatory Convertible Preferred Stock.

“Junior Stock” means the Common Stock and each other class of capital stock or series of Preferred Stock established after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Mandatory Convertible Preferred Stock as to dividend rights and/or rights to distribution of assets upon liquidation, dissolution or winding up of the Corporation.

“Last Reported Sale Price” of the Common Stock or Reorganization Common Stock, as the case may be, on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or Reorganization Common Stock, as the case may be, is traded. If the Common Stock or Reorganization Common Stock, as the case may be, is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock or Reorganization Common Stock, as the case may be, in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock or Reorganization Common Stock, as the case may be, is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock or Reorganization Common Stock, as the case may be, on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.

“Liquidation Preference” means $1,000 per share of Mandatory Convertible Preferred Stock.

“Mandatory Conversion” means a conversion pursuant to Section 5.

“Mandatory Conversion Date” means the third Business Day immediately following the last Trading Day of the Final Averaging Period.

“Mandatory Convertible Preferred Stock” shall have the meaning set forth in the recitals.

“Market Disruption Event” means any of the following events:

(i)    any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during any period or periods aggregating one half-hour or longer and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to the Common Stock (or any other security into which the Mandatory Convertible Preferred Stock becomes convertible in connection with any Reorganization Event) or in futures or options contracts relating to the Common Stock (or such other security) on the relevant exchange or quotation system;

(ii)    any event (other than a failure to open or a closure as described in clause (iii) of this definition of Market Disruption Event) that disrupts or impairs the ability of market participants during any period or periods aggregating one half-hour or longer in general to effect transactions in, or obtain market values for, the Common Stock (or any other security into which the Mandatory Convertible Preferred Stock becomes convertible in connection with any Reorganization Event) on the relevant exchange or quotation system or futures or options contracts relating to the Common Stock (or such other security) on any relevant exchange or quotation system; or

(iii)    the failure to open of one of the exchanges or quotation systems on which futures or options contracts relating to the Common Stock (or any other security into which the Mandatory Convertible Preferred Stock becomes convertible in connection with any Reorganization Event) are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after-hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

For purposes of clauses (i) and (ii) of this definition of “Market Disruption Event,” the relevant exchange or quotation system will be The New York Stock Exchange; provided that if the Common Stock (or any other security into which the Mandatory Convertible Preferred Stock becomes convertible in connection with any Reorganization Event) is not listed on The New York Stock Exchange, the relevant exchange or quotation system will be the principal other U.S. national securities exchange on which shares of the Common Stock are (or such other security is) then listed.

“Maximum Conversion Rate” shall have the meaning set forth in the definition of Conversion Rate.

“Maximum Number of Conversion Shares” shall have the meaning set forth in Section 9(a).

“Merger” means the transaction whereby, pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into Westar, with Westar continuing as the surviving corporation in the transaction and as the Corporation’s wholly owned subsidiary.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of May 29, 2016, entered into by and among the Corporation, Westar Energy, Inc., a Kansas corporation, and, from and after its accession thereto, Merger Sub.

“Merger Sub” means GP Star, Inc., a wholly owned subsidiary of the Corporation and a Kansas corporation.

“Minimum Conversion Rate” shall have the meaning set forth in the definition of Conversion Rate.

“Non-U.S. Holder” means a Holder that is not treated as a United States person for U.S. federal income tax purposes as defined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time.

“Officer” means the Chief Executive Officer, any Executive Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.

“Officers’ Certificate” means a certificate of the Corporation that is signed on behalf of the Corporation by two authorized Officers, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Corporation.

“Optional Conversion” shall have the meaning set forth in Section 6(a).

“Optional Conversion Additional Conversion Amount” shall have the meaning set forth in Section 6(b).

“Optional Conversion Average Price” shall have the meaning set forth in Section 6(b).

“Optional Conversion Date” shall have the meaning set forth in Section 8(c).

“Parity Stock” means (i) the Series A Mandatory Convertible Preferred Stock, if issued, and (ii) any class of capital stock or series of Preferred Stock of the Corporation established after the Issue Date, the terms of which expressly provide that such class or series will rank equally with the Mandatory Convertible Preferred Stock as to dividend rights and/or rights to distribution of assets upon liquidation, dissolution or winding up of the Corporation, in each case without regard to whether dividends are cumulative or non-cumulative.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Preferred Director” or “Preferred Directors” shall have the meaning set forth in Section 15(b).

“Preference Stock” shall have the meaning set forth in the recitals.

“Preferred Stock” means any and all series of preferred stock or Preference Stock of the Corporation, including, without limitation, the Mandatory Convertible Preferred Stock.

“Prospectus Supplement” means the preliminary prospectus supplement dated September 27, 2016, as supplemented by the related pricing term sheet dated September 27, 2016, relating to the offering and sale of the Mandatory Convertible Preferred Stock and the Depositary Shares.

“Purchased Shares” shall have the meaning set forth in Section 11(a)(v).

“Record Date” means, solely for purposes of a Fixed Conversion Rate adjustment pursuant to Section 11, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Record Holders” means, as to any day, the Holders of record of the Mandatory Convertible Preferred Stock as they appear on the stock register of the Corporation at 5:00 p.m., New York City time, on such day.

“Registrar” means the Transfer Agent.

“Regular Record Date” means with respect to payment of dividends on the Mandatory Convertible Preferred Stock, the first calendar day of the month in which the relevant Dividend Payment Date falls or such other record date fixed by the Board of Directors that is not more than 60 nor less than 20 calendar days prior to such Dividend Payment Date, but only to the extent a dividend has been declared to be payable on such Dividend Payment Date. The Regular Record Date shall apply regardless of whether such date is a Business Day.

“Reorganization Common Stock” shall have the meaning specified in Section 11(e).

“Reorganization Event” shall have the meaning set forth in Section 11(e).

“Reorganization Valuation Percentage” for any Reorganization Event shall be equal to (x) the arithmetic average of the Last Reported Sale Prices of one share of such Reorganization Common Stock over the relevant Reorganization Valuation Period, divided by (y) the arithmetic average of the Last Reported Sale Prices of one share of Common Stock over the relevant Reorganization Valuation Period.

“Reorganization Valuation Period” for any Reorganization Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Reorganization Event.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day, except that if the Common Stock is not listed on a national securities exchange, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Stock” shall have the meaning set forth in Section 15(c)(i).

“Series A Mandatory Convertible Preferred Stock” means 750,000 shares of the Corporation’s Preference Stock designated as “7.25% Mandatory Convertible Preferred Stock, Series A,” without par value, to be issued and sold to OCM Credit Portfolio LP in a private placement pursuant to the Stock Purchase Agreement between the Corporation and OCM Credit Portfolio LP dated as of May 29, 2016.

“Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees, directors or consultants and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“Shelf Registration Statement” shall mean a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of shares of Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion.

“Special Committee” shall have the meaning set forth in the recitals.

“Spin-Off” shall have the meaning set forth in Section 11(a)(iii).

“Stock Price” means:

(i)    in the case of a Fundamental Change described in clause (ii) of the definition of Fundamental Change in which the holders of Common Stock receive only cash in the Fundamental Change, the cash amount paid per share of Common Stock; and

(ii)    in the case of any other Fundamental Change, the Five-Day Average VWAP.

“Subsidiary” means, with respect to the Corporation or any other Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Threshold Appreciation Price” means $1,000, divided by the Minimum Conversion Rate, which quotient is initially equal to approximately $31.74.

“Trading Day” means any day on which (i)    there is no Market Disruption Event; and (ii) The New York Stock Exchange is open for trading, or, if the Common Stock (or any other security into which the Mandatory Convertible Preferred Stock becomes convertible in connection with any Reorganization Event) is not listed on The New York Stock Exchange, any day on which the principal other U.S. national securities exchange on which shares of the Common Stock are (or such other security is) then listed is open for trading, or, if the Common Stock (or such other security) is not listed on a U.S. national securities exchange, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m., New York City time, or the then standard closing time for regular trading on the relevant exchange or trading system.

“Transfer Agent” means, initially, Computershare Trust Company, N.A. until a successor transfer agent is appointed pursuant to Section 20 and, thereafter, means such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

“Trigger Event” shall have the meaning set forth in Section 11(a)(iii)(A).

“Unit of Exchange Property” shall have the meaning set forth in Section 11(e).

“VWAP” means:

(i)    per share of Common Stock, on any Trading Day, the price per share of Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page GXP <Equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for such purpose; and

(ii)    per share of capital stock (other than the Common Stock) or per ADR, in each case traded on a U.S. national securities exchange, on any Trading Day, the price per share of such capital stock or per ADR as displayed under the heading “Bloomberg VWAP” on the relevant Bloomberg page (or any successor service) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such Trading Day; or if such price is not available, the market value per share of such capital stock or per ADR on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for such purpose.

“Westar” means Westar Energy, Inc., a Kansas corporation.

“Wholly-owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

SECTION 3.    Dividends.

(a)    Subject to the rights of holders of any class or series of capital stock ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, Holders shall be entitled to receive, when, as and if declared by the Board of Directors and to the extent permitted under Missouri law, cumulative dividends at a rate per year of 7.00% of the Liquidation Preference (equivalent to $70.00 per year per share of Mandatory Convertible Preferred Stock), payable in cash, by delivery of shares of Common Stock or by delivery of any combination of cash and shares of Common Stock, as determined by the Corporation in its good faith (subject to the limitations described in Section 4). Declared dividends on the Mandatory Convertible Preferred Stock shall be payable quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Issue Date, whether or not in any Dividend Period or Dividend Periods, as the case may be, there have been funds or shares of Common Stock lawfully available under Missouri law for the payment of such dividends. Dividends will be payable on a Dividend Payment Date to Holders that are Record Holders on the Regular Record Date immediately preceding such Dividend Payment Date, but only to the extent a dividend has been declared to be payable on such Dividend Payment Date, except that dividends payable on the Mandatory Conversion Date will be payable to the Holders presenting the Mandatory Convertible Preferred Stock for conversion. Dividends payable on shares of Mandatory Convertible Preferred Stock for each full Dividend Period shall be computed by dividing the annual dividend rate by four. Dividends payable on shares of Mandatory Convertible Preferred Stock for any period other than a full Dividend Period shall be based on the actual number of days elapsed during such Dividend Period and computed on the basis of a 360-day year consisting of twelve 30-day months. Accumulated dividends on shares of Mandatory Convertible Preferred Stock shall not bear interest if they are paid subsequent to the applicable Dividend Payment Date. Any accumulated and unpaid dividends from any preceding Dividend Period can be declared and paid on a date determined by the Board of Directors in its good faith.

(b)    No dividend shall be declared or paid upon, or any sum of cash or number of shares of Common Stock set apart for the payment of dividends upon, any outstanding shares of Mandatory Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods shall have been declared and paid, or declared and a sum of cash or number of shares of Common Stock sufficient for the payment thereof has been set apart for the payment of such dividends, upon all outstanding shares of Mandatory Convertible Preferred Stock. No dividend with respect to the Mandatory Convertible Preferred Stock shall be paid unless and until the Board of Directors declares a dividend payable with respect to the Mandatory Convertible Preferred Stock.

(c)    Holders shall not be entitled to any dividends on the Mandatory Convertible Preferred Stock, whether payable in cash, shares of Common Stock or any combination thereof, in excess of full cumulative dividends.

(d)    (i) So long as any share of Mandatory Convertible Preferred Stock remains outstanding:

(A)    no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock, except dividends payable solely in shares of Common Stock or other Junior Stock or rights to acquire the same;

(B)    no dividend or distribution shall be declared or paid on Parity Stock, except as provided in this subsection (d); and

(C)    no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries,

in each case, unless all accumulated and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period, on all outstanding shares of Mandatory Convertible Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sufficient sum of cash and/or number of shares of Common Stock for the payment thereof has been set aside for the benefit of the Holders on the applicable Regular Record Date).

(ii)    The limitations set forth in Section 3(d)(i) shall not apply to:

(A)    redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan or other incentive plan, including employment contracts, in the ordinary course of business (including purchases of shares of Common Stock in lieu of tax withholding and purchases of shares of Common Stock to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan); provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount;

(B)    any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan;

(C)    purchases of shares of Common Stock or Junior Stock pursuant to contractually binding requirements to buy the same existing prior to the Issue Date; and

(D)    the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation preference) or Junior Stock and, in each case, the payment of cash solely in lieu of fractional shares.

When dividends are not paid (or declared and a sufficient sum of cash and/or number of shares of Common Stock for payment thereof set aside for the benefit of the Holders thereof on the applicable Regular Record Date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon the Mandatory Convertible Preferred Stock and for the benefit of the holders of any shares of Parity Stock, all dividends declared on Mandatory Convertible Preferred Stock and all such

Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared and paid pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of Mandatory Convertible Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors out of funds of the Corporation lawfully available under Missouri law and including, in the case of Parity Stock that bears cumulative dividends, all accumulated but unpaid dividends) bear to each other. If the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide 20 calendar days’ written notice to the Holders prior to such Dividend Payment Date, or as reasonably practicable thereafter.

Subject to the foregoing, dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any securities of the Corporation, including Common Stock and other Junior Stock, from time to time out of any funds of the Corporation lawfully available under Missouri law for such payment, and Holders shall not be entitled to participate in any such dividends. Unless otherwise agreed by Holders of a majority in voting power of the shares of Mandatory Convertible Preferred Stock at the time outstanding, payments to holders of Parity Stock shall be made in the same proportion of cash and shares of Common Stock that are paid to Holders of the Mandatory Convertible Preferred Stock.

SECTION 4.    Method of Payment of Dividends.

(a)    Subject to the limitations described below, any declared dividend (or any portion of any declared dividend) on the Mandatory Convertible Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period, including in connection with the payment of declared and unpaid dividends pursuant to Sections 5, 6 and 7, may be paid by the Corporation, as determined in good faith by the Corporation:

(i)    in cash;

(ii)    by delivery of shares of Common Stock; or

(iii)    through payment or delivery, as the case may be, of any combination of cash and shares of Common Stock;

provided that in the case of a Fundamental Change Conversion that is a Reorganization Event, dividends otherwise payable in shares of Common Stock may be paid by delivery of Units of Exchange Property in accordance with Section 11(e); and provided further that if the Board of Directors cannot lawfully authorize payment of all or any portion of such accumulated and unpaid dividends in cash under Missouri law, it shall authorize payment of such dividends in shares of Common Stock or Units of Exchange Property, as the case may be, to the extent permitted under Missouri law.

(b)    Each payment of a declared dividend on the Mandatory Convertible Preferred Stock shall be made in cash, except to the extent the Corporation elects to make all or any portion of such payment in shares of Common Stock. The Corporation shall give notice to Holders of any such election, as well as the portion of such payment that will be made in cash and the portion that will be made in shares of Common Stock, no later than 10 Scheduled Trading Days prior to the Dividend Payment Date for such dividend; provided that if the Corporation does not provide timely notice of such election, the Corporation will be deemed to have elected to pay the relevant dividend in solely cash.

(c)    If the Corporation elects to pay any dividend or portion thereof in shares of Common Stock, such shares of Common Stock shall be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the Average VWAP per share of Common Stock over the five consecutive Trading Day period commencing on, and including, the seventh Scheduled Trading Day prior to the applicable Dividend Payment Date (the “Dividend Payment Average Price”). If the relevant Dividend Payment Date occurs on or prior to the last Trading Day of such five consecutive Trading Day period, delivery of the shares of Common Stock owed in respect of the dividend due on such Dividend Payment Date shall be deferred until the Business Day immediately following the last Trading Day of such five consecutive Trading Day period.

(d)    Notwithstanding the foregoing, in no event shall the number of shares of Common Stock delivered in connection with any declared dividend on the Mandatory Convertible Preferred Stock, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $9.2573, subject to adjustment in a manner inversely proportional to any adjustment to each Fixed Conversion Rate as set forth in Section 11 (such dollar amount, as adjusted from time to time, the “Floor Price”). To the extent that the amount of any declared dividend as to which the Corporation has elected to deliver shares of Common Stock in lieu of paying cash exceeds the product of (x) the number of shares of Common Stock delivered in connection with such declared dividend and (y) 97% of the Dividend Payment Average Price, the Corporation shall, to the extent permitted under Missouri law, pay such excess amount in cash, and any amounts not so paid shall continue to be owed by the Corporation as accumulated and unpaid dividends.

(e)    To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, shares of Common Stock issued as payment of a dividend on the shares of Mandatory Convertible Preferred Stock, to (or by) Holders that are not “affiliates” of the Corporation (or were not “affiliates” of the Corporation during the immediately preceding three months) for purposes of the Securities Act, including dividends paid in connection with a conversion, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, if the Corporation determines to issue such shares of Common Stock, use its reasonable best efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such shares of Common Stock have been resold thereunder and such time as all such shares would be freely tradable pursuant to Rule 144 under the Securities Act without registration. To the extent applicable, the Corporation shall also use its reasonable best efforts to have such shares of Common Stock qualified or registered under applicable state securities laws, if required, and approved for listing on The New York Stock Exchange (or if the shares of Common Stock are not then listed on The New York Stock Exchange, on the principal other U.S. national securities exchange on which the shares of Common Stock are then listed).

(f)    In respect of any cash paid, shares of Common Stock issued or Units of Exchange Property delivered in payment or partial payment of a dividend , or any distribution or other payments made or deemed to be made (in each case, for U.S. federal income tax purposes) to a Non-U.S. Holder, the Corporation shall withhold and, in the case of such shares of Common Stock or Units of Exchange Property, the Corporation may do so by selling (or directing the Transfer Agent or any paying agent on behalf of the Corporation to sell) such amount in cash, number of shares of Common Stock or Units of Exchange Property as the Corporation deems necessary, to result in proceeds from such sale (after deduction of customary commissions, which shall be for the account of such Non-U.S. Holder) to pay all or any part of any U.S. withholding tax obligation that the Corporation has (as determined by it in its commercially reasonable sole discretion) in respect of the payment or partial payment of such dividend of cash, shares of Common Stock or Units of Exchange Property to such Non-U.S. Holder.

SECTION 5.    Mandatory Conversion on the Mandatory Conversion Date.

(a)    Each outstanding share of Mandatory Convertible Preferred Stock shall automatically convert on the Mandatory Conversion Date into a number of shares of Common Stock equal to the Conversion Rate, unless such share of Mandatory Convertible Preferred Stock has been previously redeemed in the manner described in Section 13 or converted prior to the Mandatory Conversion Date in the manner described in Section 6 or Section 7.

(b)    Each of the Fixed Conversion Rates, the Initial Price, the Threshold Appreciation Price, the Floor Price, the Fundamental Change Conversion Rate and the Applicable Market Value shall be subject to adjustment in accordance with the provisions of Section 11.

(c)    If prior to the Mandatory Conversion Date the Corporation has not declared all or any portion of the accumulated dividends on the Mandatory Convertible Preferred Stock, the Conversion Rate shall be adjusted so that Holders receive an additional number of shares of Common Stock equal to the amount of such accumulated dividends that have not been declared and paid (the “Additional Conversion Amount”), divided by the greater of (i) the Floor Price and (ii) 97% of the Dividend Payment Average Price with respect to the Dividend Payment Date falling on September 15, 2019. To the extent that the Additional Conversion Amount exceeds the product of such number of additional shares of Common Stock and 97% of the Dividend Payment Average Price with respect to the Dividend Payment Date falling on September 15, 2019, the Corporation shall, to the extent permitted under Missouri law, declare and pay such excess amount in cash to the Holders.

SECTION 6.    Optional Conversion at the Option of the Holder.

(a)    Other than during a Fundamental Change Conversion Period, and unless the Corporation has redeemed the Mandatory Convertible Preferred Stock pursuant to Section 13, Holders shall have the right to convert all or any portion of their shares of Mandatory Convertible Preferred Stock (but in no event less than one share Mandatory Convertible Preferred Stock) (any conversion pursuant to this Section 6, an “Optional Conversion”) at any time prior to the Mandatory Conversion Date into shares of Common Stock at the Minimum Conversion Rate.

(b)    If as of any Optional Conversion Date the Corporation has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods (including, for the avoidance of doubt, the Dividend Period ending on December 15, 2016) ending on the Dividend Payment Date prior to such Optional Conversion Date, the Minimum Conversion Rate shall be adjusted, with respect to the relevant Optional Conversion, so that the converting Holder at such time receives an additional number of shares of Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared for such prior Dividend Periods (the “Optional Conversion Additional Conversion Amount”), divided by the greater of (i) the Floor Price and (ii) the Average VWAP per share of Common Stock over the 20 consecutive Trading Day period commencing on, and including, the 22nd Scheduled Trading Day prior to the Optional Conversion Date (such average being referred to as the “Optional Conversion Average Price”). If, in respect of any Optional Conversion Date, the third Business Day immediately following such Optional Conversion Date occurs on or prior to the last Trading Day of such 20 consecutive Trading Day period, delivery of the shares of Common Stock owed in respect of such Optional Conversion Date shall be deferred until the Business Day immediately following the last Trading Day of such 20 consecutive Trading Day period. To the extent that the Optional Conversion Additional Conversion Amount exceeds the product of the number of additional shares and the Optional Conversion Average Price, the Corporation shall pay such excess amount in cash to the extent permitted under Missouri law. Except as described in the first sentence of this Section 6(b), upon any Optional Conversion of any shares of Mandatory Convertible Preferred Stock, the Corporation shall make no payment or allowance for unpaid dividends on such shares of Mandatory Convertible Preferred Stock, unless the Optional Conversion Date occurs after the Regular Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holder of the converted shares of Mandatory Convertible Preferred Stock as of such Regular Record Date, in accordance with Section 3.

(c)    To effect an Optional Conversion, the converting Holder shall comply with the applicable conversion procedures set forth in Section 8. The Corporation shall, in accordance with the instructions provided by the Holder thereof in the written notice of conversion provided to the Corporation pursuant to Section 8, deliver to the Holder the whole number of shares of Common Stock to which the converting Holder shall be entitled upon such Optional Conversion, together with payment of cash in lieu of any fraction of a share of Common Stock, as provided in Section 10, and any certificate or certificates, as the case may be, representing shares of Mandatory Convertible Preferred Stock, as provided in Section 8(d)(i). If applicable, the Corporation shall instruct the Transfer Agent to register the whole number of shares of Common Stock to which the converting Holder shall be entitled upon such Optional Conversion in the name or names, as the case may be, specified by such Holder in the notice of conversion.

SECTION 7.    Fundamental Change Conversion.

(a)    If a Fundamental Change occurs on or prior to the Mandatory Conversion Date, Holders, subject to adjustments in accordance with Section 11, shall have the right to:

(i)    convert all or any portion of their Mandatory Convertible Preferred Stock (but in no event less than one Mandatory Convertible Preferred Stock) at any time during the period (the “Fundamental Change Conversion Period”) from and including the Effective Date of such Fundamental Change to, but excluding, the earlier of (i) the Mandatory Conversion Date and (ii) the date selected by the Corporation that is not less than 30 nor more than 60 calendar days after the Effective Date (the “Fundamental Change Conversion Date”) (any conversion pursuant to this Section 7, a “Fundamental Change Conversion”) (1) into a number of shares of Common Stock equal to the Fundamental Change Conversion Rate per share of Mandatory Convertible Preferred Stock; or (2) if the Fundamental Change also constitutes a Reorganization Event, into Units of Exchange Property in accordance with Section 11(e), based on the Fundamental Change Conversion Rate;

(ii)    with respect to such converted shares of Mandatory Convertible Preferred Stock, receive a Fundamental Change Dividend Make-whole Amount payable in cash or in shares of Common Stock (or, if applicable, Units of Exchange Property); and

(iii)    with respect to such converted shares of Mandatory Convertible Preferred Stock, receive the Accumulated Dividend Amount payable in cash or in shares of Common Stock (or, if applicable, Units of Exchange Property);

subject, in the case of clauses (ii) and (iii), to limitations with respect to the number of shares of Common Stock that the Corporation shall be required to deliver as described in Section 7(d).

Notwithstanding clauses (ii) and (iii), if such Effective Date or the relevant Fundamental Change Conversion Date falls during a Dividend Period for which the Corporation declared a dividend on the Mandatory Convertible Preferred Stock, the Corporation shall pay such dividend on the relevant Dividend Payment Date to the Record Holders as of the immediately preceding Regular Record Date, in accordance with Section 3, and such dividend shall not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-whole Amount shall not include the present value of such dividend.

(b)    To the extent practicable, at least 20 calendar days prior to the anticipated Effective Date of the Fundamental Change, but in any event not later than two Business Days following the Corporation’s becoming aware of the occurrence of a Fundamental Change, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Record Holders. Such notice shall contain:

(i)    the date on which the Fundamental Change is anticipated to be effected;

(ii)    the Fundamental Change Conversion Period;

(iii)    the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change; and

(iv)    whether the Corporation has elected to satisfy all or any portion of accumulated and unpaid dividends through the delivery of shares of Common Stock or Units of Exchange Property, as the case may be, and, if so, the portion thereof (as a percentage) that will be satisfied through the delivery of shares of Common Stock or Units of Exchange Property.

(c)    To effect a Fundamental Change Conversion, the converting Holder must submit its Mandatory Convertible Preferred Stock for conversion and comply with the applicable conversion procedures set forth in Section 8 at any time during the Fundamental Change Conversion Period. Holders who do not submit Mandatory Convertible Preferred Stock for conversion during the Fundamental Change Conversion Period will not be entitled to convert their Mandatory Convertible Preferred Stock at the Fundamental Change Conversion Rate or to receive the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount. To the extent a Holder does not convert its shares of Mandatory Convertible Preferred Stock pursuant to this Section 7 and a Reorganization Event has occurred, in lieu of shares of Common Stock, the Corporation shall pay or deliver, as the case may be, to such Holder on the Mandatory Conversion Date, Units of Exchange Property as determined in accordance with Section 11(e).

(d)    (i) For any shares of Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, in addition to the shares of Common Stock issued upon conversion at the Fundamental Change Conversion Rate, the Corporation will at its option:

(A)    pay the Holder in cash, to the extent permitted under Missouri law, the present value, computed using a discount rate of 4.25% per year, of all dividend payments on the Holder’s shares of Mandatory Convertible Preferred Stock for all the remaining Dividend Periods (excluding any accumulated and unpaid dividends for all Dividend Periods ending on or prior to the Dividend Payment Date preceding the Effective Date of the Fundamental Change, as well as dividends accumulated from the Dividend Payment Date immediately preceding the Effective Date of the Fundamental Change to the Effective Date of the Fundamental Change) from such Effective Date to but excluding the Mandatory Conversion Date (the “Fundamental Change Dividend Make-whole Amount”);

(B)    increase the number of shares of Common Stock to be issued on conversion by a number equal to (x) the Fundamental Change Dividend Make-whole Amount divided by (y) the greater of the Floor Price and 97% of the Stock Price; or

(C)    pay the Fundamental Change Dividend Make-whole Amount in a combination of cash and shares of Common Stock in accordance with the provisions of clauses (A) and (B) above.

(ii)    In addition, for any shares of Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, to the extent that, as of the Effective Date of the Fundamental Change, the Corporation has not declared any or all of the accumulated dividends on the Mandatory Convertible Preferred Stock as of such Effective Date (including accumulated and unpaid dividends for all dividend periods ending on or prior to the Dividend Payment Date preceding the Effective Date of the Fundamental Change, as well as dividends accumulated from the Dividend Payment Date immediately preceding the Effective Date of the Fundamental Change to the Effective

Date of the Fundamental Change, the “Accumulated Dividend Amount”), Holders who convert shares of Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will be entitled to receive such Accumulated Dividend Amount upon conversion. The Accumulated Dividend Amount will be payable at the Corporation’s election in either:

(A)    cash, to the extent permitted under Missouri law,

(B)    an additional number of shares of Common Stock equal to (x) the Accumulated Dividend Amount divided by (y) the greater of (i) the Floor Price and (ii) 97% of the Stock Price, or

(C)    a combination of cash and shares of Common Stock in accordance with the provisions of clauses (A) and (B) above.

(iii)    The Corporation shall pay the Fundamental Change Dividend Make-whole Amount and the Accumulated Dividend Amount in cash, except to the extent the Corporation elects on or prior to the second Business Day following the Effective Date of a Fundamental Change to make all or any portion of such payments in shares of Common Stock. If the Corporation elects to deliver shares of Common Stock in respect of all or any portion of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount or any portion thereof that would be payable in shares of Common Stock (without giving effect to the Floor Price) exceeds the product of the number of additional shares the Corporation delivers in respect thereof and 97% of the Stock Price, the Corporation shall, to the extent permitted under Missouri law, declare and pay such excess amount in cash. In addition, if the Corporation is prohibited from paying or delivering, as the case may be, the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount (in each case, whether in cash or in shares of Common Stock), in whole or in part, due to limitations of applicable Missouri law, the Fundamental Change Conversion Rate shall instead be increased by a number of shares of Common Stock equal to the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount, divided by the greater of (i) the Floor Price and (ii) 97% of the Stock Price. To the extent that the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount exceeds the product of such number of additional shares and 97% of the Stock Price, the Corporation shall not have any obligation to pay the shortfall in cash.

(e)    Not later than the second Business Day following the Effective Date (or, if the Corporation provides notice of a Fundamental Change to Holders after the Effective Date of such Fundamental Change in accordance with Section 7(b), on the date the Corporation gives Holders notice of the Effective Date of such Fundamental Change), the Corporation shall notify Holders of:

(i)    the Fundamental Change Conversion Rate;

(ii)    the Fundamental Change Dividend Make-whole Amount and whether the Corporation will satisfy such amount through the payment of cash, the delivery of shares of Common Stock or a combination thereof, and specifying the combination thereof, if applicable; and

(iii)    the Accumulated Dividend Amount as of the Effective Date and whether the Corporation will satisfy such amount through the payment of cash, the delivery of shares of Common Stock or a combination thereof, and, specifying the combination thereof, if applicable.

SECTION 8.    Conversion Procedures.

(a)    On the Mandatory Conversion Date, any Fundamental Change Holder Conversion Date or any Optional Conversion Date (each, a “Conversion Date”), dividends on any shares of Mandatory Convertible Preferred Stock converted to Common Stock shall cease to accumulate, and on the Conversion Date, such converted shares of Mandatory Convertible Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders of such shares of Mandatory Convertible Preferred Stock to receive shares of Common Stock (or Units of Exchange Property, if applicable) into which such shares of Mandatory Convertible Preferred Stock were converted and any accumulated and unpaid dividends on such shares to which such Holders are otherwise entitled pursuant to Section 5(c), Section 6(b) or Section 7(d), as applicable. In respect of any shares of Common Stock to be delivered in respect of any shares of Mandatory Convertible Preferred Stock (whether upon conversion, upon redemption, in connection with any payment of a dividend or otherwise), such shares shall be delivered to the relevant Holder through book-entry transfer through the facilities of DTC.

(b)    On the Mandatory Conversion Date, pursuant to Section 5, any outstanding shares of Mandatory Convertible Preferred Stock shall automatically convert into shares of Common Stock. The Person or Persons entitled to receive the Common Stock issuable upon any such conversion of the Mandatory Convertible Preferred Stock shall be treated as the record holder or record holders, as the case may be, of such shares of Common Stock immediately prior to 5:00 p.m., New York City time, on the Mandatory Conversion Date. Except as provided under Section 11, other than in connection with an Optional Conversion or a Fundamental Change Conversion, prior to 5:00 p.m., New York City time, on the Mandatory Conversion Date, shares of Common Stock issuable upon conversion of any shares of Mandatory Convertible Preferred Stock shall not be outstanding for any purpose, and Holders of shares of Mandatory Convertible Preferred Stock shall have no rights with respect to such shares of Common Stock, including, without limitation, voting rights, rights to participate in tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, in each case, by virtue of holding shares of Mandatory Convertible Preferred Stock. No allowance or adjustment, except as set forth in Section 11, shall be made in respect of dividends payable to holders of record of Common Stock as of any date prior to the Mandatory Conversion Date.

(c)    To effect an Optional Conversion pursuant to Section 6 or a Fundamental Change Conversion pursuant to Section 7, a Holder who

(i)    holds a beneficial interest in a share of Mandatory Convertible Preferred Stock that is represented by a global certificate must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer taxes or duties, if any; or

(ii)    holds Mandatory Convertible Preferred Stock in definitive, certificated form or in book-entry form on the books of the Transfer Agent must:

(A)    complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;

(B)    deliver the completed conversion notice and the certificated Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(C)    if required, furnish appropriate endorsements and transfer documents; and

(D)    if required, pay all transfer taxes or duties, if any.

(the day on which the Holder complies with such requirements, the “Optional Conversion Date” or the “Fundamental Change Holder Conversion Date”, as the case may be). A Holder shall not be required to pay any taxes or duties relating to the issuance or delivery of shares of Common Stock if such Holder exercises its conversion rights, but such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of shares of Common Stock in a name other than the name of such Holder. The Corporation shall issue and deliver to the converting Holder the shares of Common Stock issuable upon conversion, and the Corporation shall pay to the converting Holder any cash to which the converting Holder is entitled, on the later of the third Business Day immediately succeeding the Optional Conversion Date or the Fundamental Change Holder Conversion Date, as the case may be, and the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The issuance by the Corporation of shares of Common Stock upon an Optional Conversion or a Fundamental Change Conversion shall be deemed effective immediately prior to 5:00 p.m., New York City time, on the Optional Conversion Date or the Fundamental Change Holder Conversion Date, as the case may be. The Person or Persons entitled to receive the Common Stock issuable upon any such Optional Conversion or Fundamental Change Conversion of the Mandatory Convertible Preferred Stock shall be treated as the record holder or record holders, as the case may be, of such shares of Common Stock immediately prior to 5:00 p.m., New York City time, on the Optional Conversion Date or Fundamental Change Holder Conversion Date, as the case may be. Except as provided under Section 11, prior to 5:00 p.m., New York City time, on the Optional Conversion Date or Fundamental Change Holder Conversion Date, as the case may be, shares of Common Stock issuable upon such Optional Conversion or Fundamental Change Conversion shall not be outstanding for any purpose, and Holders of shares of Mandatory Convertible Preferred Stock shall have no rights with respect to such shares of Common Stock, including voting rights, rights to participate in tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, in each case by virtue of holding shares of Mandatory Convertible Preferred Stock.

(d)    With respect to any Optional Conversion or any Fundamental Change Conversion of shares of Mandatory Convertible Preferred Stock:

(i)    if there shall have been surrendered certificate or certificates, as the case may be, representing a greater number of shares of Mandatory Convertible Preferred Stock than the number of shares of Mandatory Convertible Preferred Stock to be converted, the Corporation shall execute and the Registrar shall countersign and deliver to such Holder or such Holder’s designee, at the expense of the Corporation, new certificate or certificates, as the case may be, representing the number of shares of Mandatory Convertible Preferred Stock that shall not have been converted; and

(ii)    if the shares of Mandatory Convertible Preferred Stock converted are held in book-entry form through the facilities of any applicable depositary or in the books of the Transfer Agent, promptly following the relevant Optional Conversion Date or Fundamental Change Holder Conversion Date, as the case may be, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Mandatory Convertible Preferred Stock (A) represented by a global certificate by making a notation on the relevant schedule attached to such global certificate or (B) reflected in the books of the Transfer Agent, as applicable.

SECTION 9.    Reservation of Common Stock.

(a)    The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock, solely for issuance, the full number of shares of Common Stock (the “Maximum Number of Conversion Shares”) issuable in lieu of any payment of accumulated and unpaid dividends in cash (equal to the maximum Additional Conversion Amount divided by the Floor Price) and upon conversion of the Mandatory Convertible Preferred Stock at the Maximum Conversion Rate then in effect.

(b)    All shares of Common Stock delivered upon conversion of the Mandatory Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, charges, security interests and other encumbrances (other than liens, claims, charges, security interests and other encumbrances created by the Holders).

(c)    Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Mandatory Convertible Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder, if any, requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(d)    The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on The New York Stock Exchange or any other U.S. national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, the Maximum Number of Conversion Shares.

SECTION 10.    Fractional Shares.

(a)    No fractional shares of Common Stock or any other common stock or ADRs included in the Exchange Property shall be issued to Holders, including as a result of any conversion of shares of Mandatory Convertible Preferred Stock or as a result of any payment of dividends on the Mandatory Convertible Preferred Stock in shares of Common Stock or Units of Exchange Property.

(b)    In lieu of any fractional share of Common Stock or any other common stock or ADRs included in the Exchange Property otherwise issuable upon Mandatory Conversion, Optional Conversion or Fundamental Change Conversion (including in connection with a dividend payment in connection therewith), that Holder shall be entitled to receive an amount in cash (computed to the nearest cent) based on the VWAP per share of Common Stock, or, if applicable, such other common stock or ADR, on the Trading Day immediately preceding the applicable Conversion Date. In lieu of any fractional shares of Common Stock that would otherwise be delivered to a Holder in payment or partial payment of any dividend pursuant to Section 4(b), the Holder will be entitled to receive an amount in cash (computed to the nearest cent) based on the Dividend Payment Average Price with respect to such dividend.

(c)    If more than one share of Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock, or, if applicable, other common stock or full ADRs, issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Mandatory Convertible Preferred Stock so surrendered for conversion. If the Corporation pays dividends in Common Stock, other common stock or ADRs pursuant to Section 4(b) on more than one share of Mandatory Convertible Preferred Stock held at any one time by or for the same Holder, the number of full shares of Common Stock, or, if applicable, other common stock or full ADRs, payable in connection with such dividend shall be computed on the basis of the aggregate number of shares of Mandatory Convertible Preferred Stock so surrendered for conversion.

SECTION 11.    Conversion Rate Adjustments to the Fixed Conversion Rates.

(a)    Each Fixed Conversion Rate shall be adjusted from time to time as follows:

(i)    If the Corporation issues Common Stock as a dividend or distribution to all or substantially all holders of the Common Stock, or if the Corporation effects a subdivision or combination (including, without limitation, a stock split or a reverse stock split) of the Common Stock, each Fixed Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 =	the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such dividend or distribution or immediately prior to 9:00 a.m., New York City time, on the effective date for such subdivision or combination, as the case may be;

CR1 =	the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on such Record Date or immediately after 9:00 a.m., New York City time, on such effective date, as the case may be;

OS0 =	the number of shares of Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on such Record Date or immediately prior to 9:00 a.m., New York City time, on such effective date, as the case may be (and prior to giving effect to such event); and

OS1 =	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Any adjustment made under this Section 11(a)(i) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or distribution, or immediately after 9:00 a.m., New York City time, on the effective date for such subdivision or combination, as the case may be. If any dividend or distribution of the type described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the earlier of (a) the date the Board of Directors determines not to pay or make such dividend or distribution and (b) the date the dividend or distribution was to be paid, to the Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii)    If the Corporation issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them for a period expiring 60 calendar days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase shares of Common Stock at less than the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	(OS0+X)
(OS0+Y)

where,

CR0 =	the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such issuance;

CR1 =	the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on such Record Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on such Record Date;

X =	the number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the aggregate price payable to exercise such rights, options or warrants, divided by the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance.

Any increase in the Fixed Conversion Rates made pursuant to this Section 11(a)(ii) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such issuance. To the extent such rights, options or warrants are not exercised prior to their expiration or termination, each Fixed Conversion Rate shall be decreased, effective as of the date of such expiration or termination, to the Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to issue such rights, options or warrants and (b) the date such rights, options or warrants were to have been issued, to the Fixed Conversion Rate that would then be in effect if such issuance had not been announced.

For purposes of this Section 11(a)(ii), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of the Common Stock at less than the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration the Corporation receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors, which determination shall be final.

(iii)    If the Corporation pays a dividend or other distribution to all or substantially all holders of Common Stock of shares of the Corporation’s capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation, excluding:

(1)    any dividend, distribution or issuance as to which an adjustment was effected pursuant to Section 11(a)(i) or Section 11(a)(ii);

(2)    dividends or distributions paid exclusively in cash as to which Section 11(a)(iv) applies;

(3)    Spin-Offs as to which the provisions set forth below in this Section 11(a)(iii) apply; and

(4)    any dividends or distributions in connection with a Reorganization Event that is included in Exchange Property as set forth under Section 11(e),

then each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
(SP0-FMV)

where,

CR0 =	the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such dividend or distribution;

CR1 =	the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on such Record Date;

SP0 =	the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

FMV =	the fair market value (as determined in good faith by the Board of Directors upon advice of a nationally recognized independent investment banking firm retained by the Corporation for such purpose) on the Ex-Dividend Date for such dividend or distribution of shares of the Corporation’s capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation, expressed as an amount per share of Common Stock.

If the Board of Directors determines the “FMV” (as defined in this Section 11(a)(iii)) of any dividend or other distribution for purposes of this Section 11(a)(iii) by referring to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution.

Notwithstanding the foregoing, if “FMV” (as defined in this Section 11(a)(iii)) is equal to or greater than “SP0” (as defined in this Section 11(a)(iii)), in lieu of the foregoing increase, each Holder shall receive, in respect of each share of Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of Common Stock and solely as a result of holding shares of Mandatory Convertible Preferred Stock, the amount and kind of shares of the Corporation’s capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such dividend or other distribution.

Any increase made under the portion of this Section 11(a)(iii) above shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or other distribution. If such dividend or other distribution is not so paid or made, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to pay the dividend or other distribution and (b) the date such dividend or distribution was to have been paid, to the Fixed Conversion Rate that would then be in effect if the dividend or other distribution had not been declared.

If the transaction that gives rise to an adjustment pursuant to this Section 11(a)(iii) is one pursuant to which the payment of a dividend or other distribution on the Common Stock consists of shares of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Corporation (a “Spin-Off”) that are, or, when issued, will be, traded on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (as determined in good faith by the Board of Directors), then each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	(FMV0+MP0)
MP0

where,

CR0 =	the Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Ex-Dividend Date for such dividend or distribution;

CR1 =	the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Ex-Dividend Date for such dividend or distribution;

FMV0 =	the Average VWAP per share of such capital stock or similar equity interests distributed to holders of the Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Ex-Dividend Date for such dividend or distribution; and

MP0 =	the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Ex-Dividend Date for such dividend or distribution.

The adjustment to each Fixed Conversion Rate under the immediately preceding paragraph shall occur at 5:00 p.m., New York City time, on the 10th consecutive Trading Day immediately following, and including, the Ex-Dividend Date for such dividend or distribution, but will be given effect as of 9:00 a.m., New York City time, on the date immediately following the Record Date for such dividend or distribution. The Corporation shall delay the settlement of any conversion of shares of Mandatory Convertible Preferred Stock if the Conversion Date occurs after the Record Date for such dividend or distribution and prior to the end of such 10 consecutive Trading Day period. In such event, the Corporation shall deliver the shares of Common Stock issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates as described above) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.

For purposes of this Section 11(a)(iii) (and subject in all respects to Section 11(a)(i) and Section 11(a)(ii)):

(A)    rights, options or warrants distributed by the Corporation to all or substantially all holders of the Common Stock entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(1)    are deemed to be transferred with such shares of the Common Stock;

(2)    are not exercisable; and

(3)    are also issued in respect of future issuances of the Common Stock,

shall be deemed not to have been distributed for purposes of this Section 11(a)(iii) (and no adjustment to the Fixed Conversion Rates under this Section 11(a)(iii) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this Section 11(a)(iii).

(B)    If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).

(C)    In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding clause (B)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iii) was made:

(1)    in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution pursuant to Section 11(a)(iv), equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(2)    in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 11(a)(i), Section 11(a)(ii) and this Section 11(a)(iii), if any dividend or distribution to which this Section 11(a)(iii) is applicable includes one or both of:

(A)    a dividend or distribution of shares of Common Stock to which Section 11(a)(i) is applicable (the “Clause A Distribution”); or

(B)    an issuance of rights, options or warrants to which Section 11(a)(ii) is applicable (the “Clause B Distribution”),

then:

(1)    such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 11(a)(iii) is applicable (the “Clause C Distribution”) and any Fixed Conversion Rate adjustment required by this Section 11(a)(iii) with respect to such Clause C Distribution shall then be made; and

(2)    the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Fixed Conversion Rate adjustment required by Section 11(a)(i) and Section 11(a)(ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to 5:00 p.m., New York City time, on such Record Date or immediately prior to 9:00 a.m., New York City time, on such effective date” within the meaning of Section 11(a)(i) or “outstanding immediately prior to 5:00 p.m., New York City time, on such Record Date” within the meaning of Section 11(a)(ii).

(iv)    If the Corporation pays a distribution consisting exclusively of cash to all or substantially all holders of the Common Stock, excluding (A) any regular quarterly cash dividends or distributions of up to $0.2625 per share of Common Stock (the “Initial Dividend Threshold”), (B) any distribution in connection with the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (C) any distribution in connection with a Reorganization Event that is included in Exchange Property as set forth under Section 11(e) and (D) any consideration paid as a part of a tender or exchange offer covered by Section 11(a)(v), each Fixed Conversion Rate shall be increased based on the following formula:

CR1= CR0 x	SP0-T
(SP0-C)

where,

CR0 =	the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such distribution;

CR1 =	the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Record Date for such distribution;

SP0 =	the Average VWAP per share of Common Stock over the 5 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

C =	an amount of cash per share of Common Stock that the Corporation distributes to holders of the Common Stock; and

T =	the Initial Dividend Threshold; provided that if a distribution is not a regular quarterly cash dividend or distribution, “T” shall be deemed to be zero.

Notwithstanding the foregoing, if “C” (as defined in this Section 11(a)(iv)) is equal to or greater than “SP0” (as defined in this Section 11(a)(iv)), in lieu of the foregoing increase, each Holder shall receive, in respect of each share of Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of shares of Common Stock and solely as a result of holding shares of Mandatory Convertible Preferred Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such distribution.

The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Fixed Conversion Rates; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment made to the Fixed Conversion Rates under this Section 11(a)(iv).

Any adjustment to the Fixed Conversion Rates pursuant to this Section 11(a)(iv) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such distribution. If such distribution is not so paid, the Fixed Conversion Rates shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to pay such dividend and (b) the date such dividend was to have been paid, to the Fixed Conversion Rates that would then be in effect if such distribution had not been declared.

(v)    If the Corporation or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for Common Stock (excluding any securities convertible into or exchangeable for Common Stock) and the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	(FMV + (SP1 x OS1))
(SP1 x OS0)

where:

CR0 =	the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1 =	the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

FMV =	the fair market value (as determined in good faith by the Board of Directors upon advice of a nationally recognized independent investment banking firm retained by the Corporation for such purpose) as of the Expiration Date of the aggregate value of all cash and any other consideration paid or payable for shares of the Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”);

OS1 =	the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), less any Purchased Shares;

OS0 =	the number of shares of Common Stock outstanding at the Expiration Time, including any Purchased Shares; and

SP1 =	the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to each Fixed Conversion Rate under this Section 11(a)(v) shall occur at 5:00 p.m., New York City time, on the tenth consecutive Trading Day immediately following, and including, the Trading Day immediately following the Expiration Date, but will be given effect as of 9:00 a.m., New York City time, on the Expiration Date. The Corporation shall delay the settlement of any conversion of Mandatory Convertible Preferred Stock if the Conversion Date occurs during such 10 consecutive Trading Day period. In such event, the Corporation shall deliver the shares of Common Stock issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.

(vi)    If the Corporation has in effect a stockholder rights plan while any shares of Mandatory Convertible Preferred Stock remain outstanding, Holders shall receive, upon a conversion of shares of Mandatory Convertible Preferred Stock, in addition to Common Stock, rights under the Corporation’s stockholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the stockholder rights plan have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights agreement, each Fixed Conversion Rate shall be adjusted at the time of separation as if the Corporation had distributed to all holders of the Common Stock, capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation pursuant to Section 11(a)(iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. A distribution of rights pursuant to a stockholder rights plan shall not trigger an adjustment to the Fixed Conversion Rates pursuant to Section 11(a)(ii) or Section 11(a)(iii) above (except as described in the immediately preceding sentence).

(b)    Adjustment for Tax Reasons. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 11, if the Board of Directors deems it advisable in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of the Corporation’s shares (or issuance of rights or warrants to acquire shares) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate. If any adjustment to the Fixed Conversion Rate is treated as a distribution to any Non-U.S. Holder which is subject to withholding tax, the Corporation (or Transfer Agent or any paying agent on behalf of the Corporation) may set off any withholding tax that is required to be collected with respect to such deemed distribution against cash payments and other distributions otherwise deliverable to such Non-U.S. Holder.

(c)    Calculation of Adjustments; Adjustments of Prices.

(i)    All required calculations of adjustments to the Fixed Conversion Rates will be made to the nearest 1/10,000th of a share of Common Stock. Prior to the Mandatory Conversion Date, no adjustment to a Fixed Conversion Rate will be required unless the adjustment would require an increase or decrease of at least one percent in such Fixed Conversion Rate. If any adjustment is not required to be made because it would not change the Fixed Conversion Rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that on each of the Mandatory Conversion Date, an Early Conversion Date, an Acquisition Termination Redemption Date and any Fundamental Change Conversion Date, adjustments to the Fixed Conversion Rates will be made with respect to any such adjustment carried forward that has not been taken into account before such date.

If an adjustment is made to the Fixed Conversion Rates pursuant to this Section 11, an inversely proportional adjustment shall also be made to the Threshold Appreciation Price, the Initial Price and the Floor Price. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be either Fixed Conversion Rate immediately after such adjustment pursuant to clause (i), (ii), (iii), (iv) or (v) of Section 11(a) or Section 11(b) and the denominator of which shall be such Fixed Conversion Rate immediately before such adjustment. Whenever any market value or share price measure is to be determined over a specified period of Trading Days as provided herein, the Corporation shall make appropriate adjustments (including, without limitation, to the VWAP per share that is used to calculate the relevant market value or share price measure, as the case may be) to account for any adjustments to the Fixed Conversion Rates that became effective, or any event that would require such an adjustment if the Ex-Dividend Date, Record Date, effective date or Expiration Date, as the case may be, of such event occurs, during the period in which the relevant market value or share price measure, as the case may be, is being calculated.

(ii)    Notwithstanding Section 11(a), no adjustment to the Fixed Conversion Rates shall be made if Holders participate in the transaction that would otherwise require an adjustment (other than in the case of a share split or share combination), at the same time, upon the same terms and otherwise on the same basis as holders of the Common Stock and solely as a result of holding shares of Mandatory Convertible Preferred Stock, as if such Holders held a number of shares of Common Stock equal to the Maximum Conversion Rate as of the Record Date for such transaction, multiplied by the number of shares of Mandatory Convertible Preferred Stock held by such Holders.

(iii)    The Fixed Conversion Rates shall not be adjusted pursuant to Section 11(a) except as provided herein. Without limiting the foregoing, the Fixed Conversion Rates shall not be adjusted pursuant to Section 11(a) for:

(A)    the issuance of any shares of Common Stock (or rights with respect thereto) pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in the Common Stock under any plan;

(B)    the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Corporation or any Subsidiaries of the Corporation;

(C)    the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of (and with such terms as in effect on) the Issue Date;

(D)    a change solely in the par value of the Common Stock;

(E)    as a result of a tender offer solely to holders of fewer than 100 shares of Common Stock; or

(F)    the payment of dividends on the Mandatory Convertible Preferred Stock, whether in cash or in shares of Common Stock.

(d)    Notice of Adjustment. Whenever a Fixed Conversion Rate, a Fundamental Change Conversion Rate or an Acquisition Termination Conversion Rate, as applicable, is to be adjusted, the Corporation shall: (i) compute such adjusted Fixed Conversion Rate, Fundamental Change Conversion Rate or Acquisition Termination Conversion Rate, as applicable, and prepare and transmit to the Transfer Agent an Officers’ Certificate setting forth such adjusted Fixed Conversion Rate, Fundamental Change Conversion Rate or Acquisition Termination Conversion Rate, as

applicable, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; and (ii) as soon as practicable following the determination of a revised Fixed Conversion Rate, Fundamental Change Conversion Rate or Acquisition Termination Conversion Rate, as applicable, provide, or cause to be provided, to all Holders (A) a written notice of the occurrence of such event and (B) a statement setting forth in reasonable detail the method by which the adjustment to such Fixed Conversion Rate, Fundamental Change Conversion Rate or Acquisition Termination Conversion Rate, as applicable, was determined and setting forth such revised Fixed Conversion Rate, Fundamental Change Conversion Rate or Acquisition Termination Conversion Rate, as applicable.

(e)    Recapitalizations, Reclassifications and Changes of the Common Stock. In the event of:

(A)    any reclassification of the Common Stock (other than changes only in par value or resulting from a subdivision or combination);

(B)    any consolidation or merger of the Corporation with or into another Person or any statutory exchange or binding share exchange; or

(C)    any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation and its Subsidiaries;

in each case, as a result of which the shares of Common Stock are exchanged for, or converted into, other securities, property or assets (including cash or any combination thereof) (any such event, a “Reorganization Event”), then, at the effective time of such Reorganization Event, each share of Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the kind and amount of other securities, property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the relevant Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Exchange Property”) upon such transaction, and, at the effective time of such Reorganization Event, the Corporation shall amend the Certificate of Designations to provide for such change in the convertibility of the Mandatory Convertible Preferred Stock; provided that if the kind and amount of Exchange Property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person, then the Exchange Property receivable upon such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make an election with respect to the kind and amount of Exchange Property so receivable (or of all such holders if none makes an election). The Conversion Rate then in effect shall be applied on the applicable Conversion Date to the amount of such Exchange Property received per share of Common Stock in the Reorganization Event (a “Unit of Exchange Property”), as determined in accordance with this Section 11(e). For the purpose of determining which clause of the definition of Conversion Rate shall apply on the Mandatory Conversion Date and for the purpose of calculating the Conversion Rate if clause (ii) of the definition thereof is applicable, the value of a Unit of Exchange Property shall be determined in good faith by the Board of Directors upon advice of a nationally recognized independent investment banking firm retained by the Corporation for such purpose, except that if a Unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the Applicable Market Value determined with regard to a share of such common stock or a single ADR, as the case may be, for the 20 consecutive Trading Day period commencing on, and including, the 22nd Scheduled Trading Day prior to September 15, 2019 (or for the purpose of determining any market value or share price measure that is to be determined over a specified period of Trading Days as provided herein, the Corporation shall determine such market value or share price measure, as the case may be, using the Average VWAP for a share of such common stock or a single ADR, as the case may be, over the same period of Trading Days). For the purpose of paying accumulated and unpaid dividends in Units of Exchange Property in accordance with Section 4, the value of a Unit of Exchange Property (other than cash) shall be determined as if relevant references herein to a share of Common Stock were instead references to a Unit of Exchange Property.

The above provisions of this Section 11(e) shall similarly apply to successive Reorganization Events and the provisions of Sections 11(a)-(d) shall apply to any shares of capital stock of the Corporation (or of any successor) received by the holders of Common Stock in any such Reorganization Event.

The amendment to the Certificate of Designations providing that the Mandatory Convertible Preferred Stock shall be convertible into Exchange Property shall also provide for anti-dilution and other adjustments and modifications to thresholds that are as nearly equivalent as possible to the adjustments and thresholds described under this Section 11 taking into account the relative values of one share of Common Stock and one Unit of Exchange Property. The Corporation shall not become a party to any Reorganization Event unless the terms of such transaction are consistent with this Section 11(e).

The Corporation (or any successor thereof) shall, as soon as reasonably practicable (but in any event within five Business Days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such Reorganization Event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11(e) or the effectiveness of such Reorganization Event.

(f)    In connection with any Reorganization Event, the Initial Dividend Threshold shall be subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be:

(i)    In the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to Section 11(a) above and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock or ADRs (the “Reorganization Common Stock”), the Initial Dividend Threshold at and after the effective time of such Reorganization Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Reorganization Event, divided by (y) the number of shares of Reorganization Common Stock that a holder of one share of Common Stock would receive in such Reorganization Event (such quotient rounded down to the nearest cent).

(ii)    In the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to Section 11(e) above and excluding any dissenters’ appraisal rights) is composed in part of shares of Reorganization Common Stock, the Initial Dividend Threshold at and after the effective time of such Reorganization Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Reorganization Event, multiplied by (y) the Reorganization Valuation Percentage for such Reorganization Event (such product rounded down to the nearest cent).

(iii)    For the avoidance of doubt, in the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to Section 11(e) above and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of common stock or ADRs, the Initial Dividend Threshold at and after the effective time of such Reorganization Event will be equal to zero.

(g)    For purposes of this Section 11, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Corporation so long as the Corporation does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

SECTION 12.    Liquidation Rights.

(a)    Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive for each share of Mandatory Convertible Preferred Stock, out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any payment or distribution of such assets or proceeds is made to or set aside for the holders of any Junior Stock of the Corporation, payment in full in an amount equal to the sum of (x) the Liquidation Preference and (y) an amount equal to any accumulated and unpaid dividends on each share of Mandatory Convertible Preferred Stock, whether or not declared, to (but not including) the date fixed for liquidation, dissolution or winding up.

(b)    Partial Payment. If in any distribution described in Section 12(a) the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Mandatory Convertible Preferred Stock and any Parity Stock as to such distribution upon such liquidation, dissolution or winding up, Holders and the holders of such Parity Stock shall share ratably in any such distribution in proportion to the full accumulated and unpaid respective distributions to which they are entitled.

(c)    Residual Distributions. After payment of the full amount of the Liquidation Preference and an amount equal to any accumulated and unpaid dividends to which they are entitled, Holders will have no right or claim to any of the remaining assets of the Corporation (or proceeds thereof).

(d)    Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 12, the merger or consolidation of the Corporation with or into any other corporation or other entity, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

SECTION 13.    Acquisition Termination Redemption.

(a)    Within ten Business Days following the earlier of (i) the date on which an Acquisition Termination Event occurs and (ii) 5:00 p.m. (New York City time) on November 30, 2017, if the Merger has not closed on or prior to such time on such date, the Corporation shall be entitled, but not required, in the sole discretion of the Corporation, to mail a notice of an Acquisition Termination Redemption to the Holders (provided that, if the Mandatory Convertible Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in respect of such shares in any manner permitted by DTC). If the Corporation provides such notice of an Acquisition Termination Redemption to Holders, then, on the Acquisition Termination Redemption Date, the Corporation shall be required to redeem the Mandatory Convertible Preferred Stock, in whole but not in part, at a redemption amount per share of Mandatory Convertible Preferred Stock equal to the Acquisition Termination Make-whole Amount.

“Acquisition Termination Event” means either (1) the Merger is terminated or (2) the Corporation shall determine in its reasonable judgment that the Merger will not occur.

“Acquisition Termination Make-whole Amount” means, for each share of Mandatory Convertible Preferred Stock, an amount in cash equal to $1,000 plus accumulated and unpaid dividends to, but excluding, the Acquisition Termination Redemption Date (whether or not declared); provided, however, that if the Acquisition Termination Share Price exceeds the Initial Price, the Acquisition Termination Make-whole Amount will equal the Reference Amount.

“Acquisition Termination Share Price” means the average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Corporation provides notice of an Acquisition Termination Redemption to Holders.

The “Reference Amount” means, for each share of Mandatory Convertible Preferred Stock, an amount equal to the sum of the following amounts:

(i)    a number of shares of Common Stock equal to the Acquisition Termination Conversion Rate; plus

(ii)    cash in an amount equal to the Acquisition Termination Dividend Amount;

provided that the Corporation may pay cash in lieu of delivering all or any portion of shares of Common Stock set forth in clause (i) above, and the Corporation may deliver shares of Common Stock in lieu of paying all or any portion of the cash amount set forth in clause (ii) above, in each case, as set forth in this Section 13.

“Acquisition Termination Conversion Rate” means a rate equal to the Fundamental Change Conversion Rate, assuming for such purpose that the date on which the Corporation provides notice of an Acquisition Termination Redemption is the Effective Date of the relevant Fundamental Change and that the Acquisition Termination Share Price is the Stock Price with respect to such Fundamental Change.

“Acquisition Termination Dividend Amount” means an amount of cash equal to the sum of (x) the Fundamental Change Dividend Make-whole Amount and (y) the Accumulated Dividend Amount, assuming, in each case, for such purpose, that the date on which the Corporation provides notice of an Acquisition Termination Redemption is the Effective Date of the relevant Fundamental Change.

(b)    If the Acquisition Termination Share Price shall exceed the Initial Price, the Corporation may pay cash (computed to the nearest cent) in lieu of delivering all or any portion of the number of shares of Common Stock equal to the Acquisition Termination Conversion Rate. If the Corporation shall make such an election, it shall deliver cash (computed to the nearest cent) in an amount equal to such number of shares of Common Stock in respect of which it shall have made such election, multiplied by the Acquisition Termination Market Value.

(c)    If the Acquisition Termination Share Price shall exceed the Initial Price, the Corporation may elect to deliver shares of Common Stock in lieu of paying cash for some or all of the Acquisition Termination Dividend Amount. If the Corporation makes such an election, it shall deliver a number of shares of Common Stock equal to such portion of the Acquisition Termination Dividend Amount to be paid in shares of Common Stock, divided by the greater of (i) the Floor Price and (ii) 97% of the Acquisition Termination Market Value; provided that, if the Acquisition Termination Dividend Amount or portion thereof in respect of which shares of Common Stock are delivered exceeds the product of such number of shares of Common Stock multiplied by 97% of the Acquisition Termination Market Value, the Corporation shall, to the extent permitted under Missouri law, declare and pay such excess amount in cash (computed to the nearest cent).

“Acquisition Termination Market Value” means the average VWAP per share of Common Stock over the 20 consecutive Trading Day period commencing on, and including, the third Trading Day following the date on which the Corporation provides notice of an Acquisition Termination Redemption.

“Acquisition Termination Redemption Date” means the date specified by the Corporation in its notice of an Acquisition Termination Redemption that is not less than 30 nor more than 60 calendar days following the date on which the Corporation provides notice of such Acquisition Termination Redemption; provided that if (a) the Acquisition Termination Share Price is greater than the Initial Price and (b)(i) the Corporation shall elect to pay cash in lieu of delivering all or any portion of the shares of Common Stock equal to the Acquisition Termination Conversion Rate or (ii) if the Corporation shall elect to deliver shares of Common Stock in lieu of paying all or any portion of the Acquisition Termination Dividend Amount in cash, the Acquisition Termination Redemption Date shall be also not earlier than the third Business Day following the last Trading Day of the 20 consecutive Trading Day period used to determine the Acquisition Termination Market Value.

(d)    The notice of Acquisition Termination Redemption shall specify:

(i)    the Acquisition Termination Make-whole Amount;

(ii)    if the Acquisition Termination Share Price exceeds the Initial Price, the number of shares of Common Stock and the amount of cash comprising the Reference Amount per share of Mandatory Convertible Preferred Stock (before giving effect to any election to pay or deliver, with respect to each share of Mandatory Convertible Preferred Stock, cash in lieu of a number of shares of Common Stock equal to the Acquisition Termination Conversion Rate or shares of Common Stock in lieu of cash in respect of the Acquisition Termination Dividend Amount);

(iii)    if applicable, whether the Corporation shall pay cash in lieu of delivering all or any portion of the number of shares of Common Stock equal to the Acquisition Termination Conversion Rate comprising a portion of the Reference Amount (specifying, if applicable, the number of such shares of Common Stock in respect of which cash will be delivered);

(iv)    if applicable, whether the Corporation shall deliver shares of Common Stock in lieu of paying cash for all or any portion of the Acquisition Termination Dividend Amount comprising a portion of the Reference Amount (specifying, if applicable, the percentage of the Acquisition Termination Dividend Amount in respect of which shares of Common Stock will be delivered in lieu of cash); and

(v)    the scheduled Acquisition Termination Redemption Date.

(e)    If any portion of the Acquisition Termination Make-whole Amount is to be satisfied through the delivery of shares of Common Stock, no fractional shares of Common Stock will be delivered to the Holders. The Corporation shall instead, to the extent permitted under Missouri law, pay a cash amount (computed to the nearest cent) to each Holder that would otherwise be entitled to a fraction of a share of Common Stock based on the Average VWAP per share of Common Stock over the five consecutive Trading Day period commencing on, and including, the seventh Scheduled Trading Day immediately preceding the scheduled Acquisition Termination Redemption Date. If the Acquisition Termination Redemption Date occurs on or prior to the last Trading Day of such five consecutive Trading Day period, payment of the cash payable in lieu of delivery of fractional shares of the Common Stock shall be deferred until the Trading Day immediately following the last Business Day of such five consecutive Trading Day period. If more than one share of Mandatory Convertible Preferred Stock is to be redeemed from a Holder, the number of shares of Common Stock issuable in connection with the payment of the Reference Amount shall be computed on the basis of the aggregate number of shares of Mandatory Convertible Preferred Stock so redeemed.

(f)    All cash payments to which a Holder is entitled in connection with an Acquisition Termination Redemption will be rounded to the nearest cent.

(g)    To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, shares of Common Stock issued as any portion of the payment of the Acquisition Termination Make-whole

Amount, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its reasonable best efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such shares of Common Stock have been resold thereunder and such time as all such shares would be freely tradable pursuant to Rule 144 under the Securities Act without registration by holders thereof that are not “affiliates” of the Corporation (or were not “affiliates” of the Corporation during the immediately preceding three months) for purposes of the Securities Act. To the extent applicable, the Corporation shall also use its reasonable best efforts to have such shares of Common Stock qualified or registered under applicable state securities laws, if required, and approved for listing on The New York Stock Exchange (or if the shares of Common Stock are not then listed on The New York Stock Exchange, on the principal other U.S. national securities exchange on which shares of the Common Stock are then listed).

(h)    Other than pursuant to the Acquisition Termination Redemption provisions described above, the Mandatory Convertible Preferred Stock will not be redeemable.

SECTION 14.    Status of Converted or Repurchased Shares. Shares of Mandatory Convertible Preferred Stock that are duly converted in accordance herewith or repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preference Stock, undesignated as to series and available for future issuance; provided that any such cancelled shares of Mandatory Convertible Preferred Stock may be reissued only as shares of any series of Preference Stock other than Mandatory Convertible Preferred Stock.

SECTION 15.    Voting Rights.

(a)    General. Holders shall not have any voting rights in respect of their shares of Mandatory Convertible Preferred Stock except as set forth below or as otherwise from time to time required by law or the Charter. Except as provided herein with respect to voting rights allocated pro rata with other classes or series of Parity Stock based on the liquidation preference of each such class or series, Holders will be entitled to one vote for each such share on any matter on which Holders are entitled to vote, including any action by written consent.

(b)    Preferred Directors. Whenever, at any time or times, dividends payable on the shares of Mandatory Convertible Preferred Stock have not been paid for an aggregate of six or more Dividend Periods (including, for the avoidance of doubt, the Dividend Period ending on December 15, 2016), whether or not consecutive (an “Event of Non-payment”), the Holders will have the right, with holders of shares of any one or more other classes or series of outstanding Parity Stock upon which like voting rights have been conferred and are exercisable at the time, voting together as a class (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to elect two directors (together, the “Preferred Directors” and each, a “Preferred Director”) at the next annual meeting or special meeting of the Corporation’s stockholders and at each subsequent annual meeting of the Corporation’s stockholders until all accumulated and unpaid dividends (which may be satisfied through delivery of shares of Common Stock pursuant to Section 4) have been paid in full, at which time such right will terminate, except as otherwise provided herein or expressly provided by law, subject to re-vesting in the event of each and every Event of Non-payment; provided that it shall be a qualification for election for any Preferred Director that (i) the election of such Preferred Director will not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which the Corporation’s securities may then be listed or traded that listed or traded companies (including that the Corporation have a majority of independent directors) and (ii) such Preferred Director will not be prohibited or disqualified from serving as a director on the Board of Directors by any applicable law.

Upon any termination of the right set forth in the immediately preceding paragraph, the Preferred Directors shall cease to be directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected as described above.

Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only at a meeting of the Corporation’s stockholders at which this is a permitted action by the affirmative vote of the Holders of a majority in voting power of the shares of Mandatory Convertible Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Parity Stock upon which like voting rights have been conferred and are exercisable at the time (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the extent the voting rights of such Holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as described above, the remaining Preferred Director may choose a successor who will hold office for the unexpired term in respect of which such vacancy occurred.

At any time after the right of Holders to elect Preferred Directors has become vested and is continuing but a meeting of the Corporation’s stockholders to elect such Preferred Directors has not yet been held, or if a vacancy shall exist in the office of any such Preferred Director that has not been filled, such directors as Holders are entitled to elect shall be elected at a special meeting of stockholders called by the Board of Directors at the request of the Holders of at least 20% of the shares of Mandatory Convertible Preferred Stock outstanding or holders of any other classes or series of outstanding Parity Stock upon which like voting rights have been conferred and are exercisable at the time (provided that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the stockholders, failing which such election shall be held at such next annual or special meeting of stockholders). At any such meeting held for the purpose of electing such Preferred Director or Preferred Directors, as the case may be, (whether at an annual meeting or special meeting), the presence in person or by proxy of the Holders and holders of shares representing at least a majority of the voting power of the Mandatory Convertible Preferred Stock and any holders of Parity Stock having similar voting rights shall be required to constitute a quorum of the Mandatory Convertible Preferred Stock and any Parity Stock having similar voting rights. The affirmative vote of Holders and the holders of any Parity Stock having similar voting rights constituting a majority of the voting power of such shares present at such meeting, in person or by proxy, shall be sufficient to elect any such Preferred Director.

(c)    Voting Rights as to Particular Matters. So long as any shares of Mandatory Convertible Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the affirmative vote or consent of the Holders of at least two-thirds in voting power of the shares of Mandatory Convertible Preferred Stock at the time outstanding (subject to the last paragraph of this Section 15(c)), given in person or by proxy, either by vote at any meeting called for such purpose, or by written consent in lieu of such meeting, shall be necessary for effecting or validating:

(i)    Authorization of Senior Stock. Any amendment or alteration of this Certificate of Designations or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Mandatory Convertible Preferred Stock as to dividend rights and/or the rights to distribution of assets on any liquidation, dissolution or winding up of the Corporation (“Senior Stock”);

(ii)    Amendment of Mandatory Convertible Preferred Stock. Any amendment, alteration or repeal of any provision of this Certificate of Designations or the Charter (including, unless no vote on such merger or consolidation is required by Section 15(c)(iii), any amendment, alteration or repeal by means of a merger, consolidation or otherwise, but excluding any amendment providing that the Mandatory Convertible Preferred Stock shall be convertible into Exchange Property in accordance with Section 11(e)) so as to adversely affect the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock; or

(iii)    Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange, a reclassification involving the Mandatory Convertible Preferred Stock, or a merger or consolidation of the Corporation with or into another corporation or other entity, unless in each case (x) the Mandatory Convertible Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) the Mandatory Convertible Preferred Stock remaining outstanding or such new preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 15(c), the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to pre-emptive or similar rights or otherwise, of any series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock (including the Mandatory Convertible Preferred Stock), ranking equally with and/or junior to Mandatory Convertible Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the rights to distribution of assets upon liquidation, dissolution or winding up of the Corporation shall not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the Holders.

Without the consent of the Holders, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock, and limitations and restrictions thereof, the Corporation may amend, alter, supplement, or repeal any terms of the Mandatory Convertible Preferred Stock for the following purposes:

(i)    to cure any ambiguity or mistake, or to correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent with any other provision contained in this Certificate of Designations;

(ii)    to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations; or

(iii)    to waive any rights of the Corporation with respect thereto;

provided that any such amendment, alteration, supplement or repeal of any terms of the Mandatory Convertible Preferred Stock (x) effected in order to conform the terms thereof to the description of the terms of the Mandatory Convertible Preferred Stock set forth under “Description of Mandatory Convertible Preferred Stock” in the Prospectus Supplement or (y) required pursuant to Section 11(e) to provide that the Mandatory Convertible Preferred Stock shall be convertible into Exchange Property, in each case, shall be deemed not to adversely affect the special rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock.

(d)    Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, applicable law and the rules of any national securities exchange or other trading facility on which the Mandatory Convertible Preferred Stock is listed or traded at the time.

SECTION 16.    Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Record Holder of any share of Mandatory Convertible Preferred Stock as the absolute, true and lawful owner thereof for all purposes, including, without limitation, for purposes of making payment and settling conversions, to the fullest extent permitted by law and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

SECTION 17.    Notices. All notices or communications in respect of Mandatory Convertible Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, the Charter, the Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Mandatory Convertible Preferred Stock are issued in book-entry form through DTC or any similar facility, such notices may be given to the Holders in any manner permitted by such facility.

SECTION 18.    No Pre-emptive Rights; Limited Redemption Right. No share of Mandatory Convertible Preferred Stock or share of Common Stock issued upon conversion of the Mandatory Convertible Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted. The Mandatory Convertible Preferred Stock is not redeemable, except in accordance with Section 13.

SECTION 19.    Replacement Stock Certificates.

(a)    If physical certificates are issued, and any of the Mandatory Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder thereof, issue, in exchange and in substitution for and upon cancellation of the mutilated Mandatory Convertible Preferred Stock certificate, or in lieu of and substitution for the lost, stolen or destroyed Mandatory Convertible Preferred Stock certificate, a new Mandatory Convertible Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Mandatory Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Mandatory Convertible Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

(b)    The Corporation is not required to issue any certificate representing the Mandatory Convertible Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock issuable, along with any other consideration payable or deliverable, pursuant to the terms of the Mandatory Convertible Preferred Stock formerly evidenced by the certificate.

SECTION 20.    Transfer Agent, Registrar, Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar, Conversion and Dividend Disbursing Agent for the Mandatory Convertible Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

SECTION 21.    Stock Certificates.

(a)    Shares of Mandatory Convertible Preferred Stock shall be represented by stock certificates substantially in the form set forth as Exhibit A hereto.

(b)    Signature. Two Officers permitted by applicable law shall sign each stock certificate representing shares of the Mandatory Convertible Preferred Stock for the Corporation, in accordance with the Corporation’s Bylaws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a stock certificate representing shares of the Mandatory Convertible Preferred Stock no longer holds that office at the time the Registrar countersigned such stock certificate, such stock certificate shall be valid nevertheless. A stock certificate representing shares of the Mandatory Convertible Preferred Stock shall not be valid until an authorized signatory of the Registrar manually countersigns such stock certificate. Each such stock certificate shall be dated the date of its countersignature.

SECTION 22.    Stock Transfer and Stamp Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Mandatory Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Mandatory Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Mandatory Convertible Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Mandatory Convertible Preferred Stock, Common Stock or other securities, with respect to which such shares or other securities are issued or delivered, were registered, or in respect of any payment to any Person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

SECTION 23.    Listing. The Corporation hereby covenants and agrees that, if its listing application for the Depositary Shares is approved, upon such listing, the Corporation shall use its reasonable best efforts to keep the Depositary Shares listed on The New York Stock Exchange.

SECTION 24.    Ranking. Notwithstanding anything in this Certificate of Designations to the contrary, the Mandatory Convertible Preferred Stock will, with respect to dividend rights and rights to distribution of assets upon the liquidation, winding-up or dissolution of the Corporation rank (i) senior to any Junior Stock, (ii) on parity with any Parity Stock and (iii) junior to any Senior Stock and the Corporation’s existing and future indebtedness and other liabilities (including trade payables).

SECTION 25.    Other Rights. The shares of Mandatory Convertible Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

[Remainder of Page Left Blank Intentionally.]

IN WITNESS WHEREOF, Great Plains Energy Incorporated has caused this Certificate of Designations to be signed by the undersigned, its authorized signatory, this 30th day of September, 2016.

GREAT PLAINS ENERGY INCORPORATED

By:	/s/ Ellen E. Fairchild
	Name:	Ellen E. Fairchild
	Title:	Vice President, Chief Compliance Officer and Corporate Secretary

Exhibit A

[FORM OF FACE OF 7.00% SERIES B MANDATORY CONVERTIBLE

PREFERRED STOCK]

Certificate Number [ ]	Number of Shares of Mandatory Convertible Preferred Stock [ ]

CUSIP 391164 860 ISIN US3911648604

GREAT PLAINS ENERGY INCORPORATED

7.00% Series B Mandatory Convertible Preferred Stock

(without par value)

(liquidation preference $1,000 per share)

GREAT PLAINS ENERGY INCORPORATED, a Missouri corporation (the “Corporation”), hereby certifies that [            ] (the “Holder”), is the registered owner of [            ] fully paid and non-assessable shares of the Corporation’s designated 7.00% Series B Mandatory Convertible Preferred Stock, without par value, liquidation preference of $1,000 per share (the “Mandatory Convertible Preferred Stock”). The shares of Mandatory Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Mandatory Convertible Preferred Stock represented hereby are, and shall in all respects be subject to the provisions of the Certificate of Designations dated September 30, 2016 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Mandatory Convertible Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned this share certificate representing the shares of Mandatory Convertible Preferred Stock, such shares of Mandatory Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by the undersigned officers of the Corporation this [__th/rd] day of [            ], [            ].

GREAT PLAINS ENERGY INCORPORATED

By:
Name:
Title:

GREAT PLAINS ENERGY INCORPORATED

By:
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE

These are shares of Mandatory Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated: [            ]

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar

By:
Name:
Title:

[FORM OF REVERSE OF CERTIFICATE FOR

7.00% SERIES B MANDATORY CONVERTIBLE PREFERRED STOCK]

Cumulative dividends on each share of Mandatory Convertible Preferred Stock shall be payable subject to the terms and conditions of, in the manner and at the applicable rate provided in the Certificate of Designations.

The shares of Mandatory Convertible Preferred Stock shall be convertible into shares of common stock, without par value, of the Corporation or Units of Exchange Property, as the case may be, in the manner and in accordance with the terms set forth in the Certificate of Designations.

The Corporation shall furnish without charge to each holder who so requests a summary of the authority of the board of directors of the Corporation to determine variations for future series within a class of stock and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

The shares of Mandatory Convertible Preferred Stock shall be redeemable in the manner and in accordance with the terms set forth in the Certificate of Designations.

NOTICE OF CONVERSION

(To be Executed by the Holder in order to Convert the

7.00% Series B Mandatory Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) [            ] shares of 7.00% Series B Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”), of Great Plains Energy Incorporated (the “Corporation”), represented by stock certificate No(s). [            ] (the “Mandatory Convertible Preferred Stock Certificate(s)”), into shares of common stock, without par value, of the Corporation (the “Common Stock”) according to the conditions of the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock (the “Certificate of Designations”), as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Mandatory Convertible Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Rate:

Number of Shares of Mandatory Convertible Preferred Stock to be Converted:

Number of Shares of Common Stock to be Issued:*

Signature:

Name:

Address:**

Fax No.:

*	The Corporation is not required to issue shares of Common Stock until the original Mandatory Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion and Dividend Disbursing Agent.
**	Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Mandatory Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification, if any)

(Insert address and zip code of assignee)

(Insert assignee’s social security or taxpayer identification, if any)

and irrevocably appoints:

as agent to transfer the shares of Mandatory Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)